As filed with the Securities and Exchange Commission on December 31, 2013

Registration Statement No. 033-89094

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CCFNB BANCORP, INC.

(Exact Name of Registrant as specified in its Charter)

Pennsylvania	23-2254643
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

232 East Street

Bloomsburg, Pennsylvania 17815

(570) 784-4400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

LANCE O. DIEHL

President and Chief Executive Officer

CCFNB Bancorp, Inc.

232 East Street

Bloomsburg, Pennsylvania 17815

(570) 784-4400

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth J. Rollins, Esquire

Rhoads & Sinon LLP

One South Market Square, 12th Floor

Harrisburg, Pennsylvania 17108-1146

(717) 233-5731

Approximate date of commencement of proposed sale to the public: CCFNB Bancorp, Inc. is hereby amending this registration statement (File No. 033-89094) to deregister any securities that had been registered but remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

CCFNB Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment No. 4 to its Registration Statement on Form S-3 (File No. 033-89094), filed with the Securities and Exchange Commission, as subsequently amended (the “Registration Statement”), to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $1.25 per share (the “Common Stock”), issuable by the Company pursuant to its Dividend Reinvestment and Stock Purchase Plan previously registered by the Company pursuant to the Registration Statement.

In connection with its decision to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomsburg, Pennsylvania, on this 31st day of December, 2013.

CCFNB BANCORP, INC.
(Registrant)

By:	/s/ Lance O. Diehl
Lance O. Diehl
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on December 31, 2013.

Signature	Capacity

/s/ Lance O. Diehl	President and Chief Executive Officer and
Lance O. Diehl	Director (Principal Executive Officer)

/s/ Jeffrey T. Arnold	Chief Financial Officer and Treasurer
Jeffrey T. Arnold	(Principal Financial and Accounting Officer)

/s/ Robert W. Brewington, Jr.	Director
Robert W. Brewington, Jr.

/s/ Robert W. Dillon	Director
Robert W. Dillon

/s/ Frank D. Gehrig	Director
Frank D. Gehrig

Director
William F. Gittler

/s/ Glenn E. Halterman	Director, Chairman of the Board of Directors
Glenn E. Halterman

/s/ P. Jeffrey Hill	Director
P. Jeffrey Hill

Director
Joanne I. Keenan

/s/ Willard H. Kile, Jr.	Director
Willard H. Kile, Jr.

/s/ W. Bruce McMichael, Jr.	Director
W. Bruce McMichael, Jr.

Director
Mary Ann B. Naugle

/s/ Andrew B. Pruden	Director
Andrew B. Pruden

Director
Charles B. Pursel

/s/ Steven H. Shannon	Director
Steven H. Shannon